SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 6, 2006 (October 5, 2006)

DYNEGY INC.

DYNEGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Illinois Delaware	1-15659 0-29311	74-2928353 94-3248415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800 Houston, Texas 77002

(Address of principal executive offices including Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Enron Trade Credit Litigation, Settlement Agreement

On October 5, 2006, Dynegy Inc. (“Dynegy”), Dynegy Holdings Inc., a wholly-owned subsidiary of Dynegy (“DHI”), and certain other Dynegy affiliates and subsidiaries (collectively the “Dynegy Parties”) entered into a Settlement Agreement and Mutual General Release (the “Settlement Agreement”) with Enron Corp. and certain of its subsidiaries and affiliates (collectively the “Enron Parties”). The Settlement Agreement provides for the settlement of all claims by either the Dynegy Parties or the Enron Parties against the others arising from or relating to the Master Netting Setoff and Security Agreement (the “MNSSA”) dated November 8, 2001. The MNSSA allowed certain amounts owed from the Dynegy Parties to the Enron Parties to be set off against other amounts owed from the Enron Parties to the Dynegy Parties as a result of the termination of commercial transactions between the parties. Certain of the Dynegy Parties and Enron Parties asserted claims in multiple forums in connection with Enron Corp.’s December 2001 bankruptcy, including two adversary proceedings in the United States Bankruptcy Court for the Southern District of New York (collectively the “Enron Adversary Proceedings”), an arbitration action filed pursuant to the MNSSA (the “Arbitration Proceeding”), and an action in Canada relating to commercial transactions with an Enron Corp. Canadian subsidiary (the “Canadian Action”).

The Settlement Agreement is subject to final approval by the Bankruptcy Court, which is targeted for the fourth quarter 2006. Under the Settlement Agreement, the Dynegy Parties and the Enron Parties have agreed to the following in exchange for the complete and final resolution and mutual release of all claims asserted by any of the parties in the Enron Adversary Proceedings, the Arbitration Proceeding and the Canadian Action:

•	A settlement payment by DHI of $44 million, payable on the second business day after final Bankruptcy Court approval.

•	Dynegy, through its subsidiary Dynegy UK Limited, shall retain the right to pursue claims filed against Enron Capital and Trade Resources Limited (“ECTRL”) in ECTRL’s administration proceedings in the United Kingdom for amounts owed by ECTRL under or in connection with certain underlying commodities contracts. Any recovery by Dynegy related to these claims will effectively offset Dynegy’s out-of-pocket settlement obligation to the extent of such recovery.

The Settlement Agreement further provides for a mutual release of any other claims that exist or could exist between the Dynegy Parties and the Enron Parties through the date payment is made, including but not limited to any claims arising out of investigations by the Federal Energy Regulatory Commission or other governmental bodies, any claims relating to allegations regarding the pricing of electricity or natural gas, or any claims relating to participation in electricity or natural gas markets.

Neither the Dynegy Parties nor the Enron Parties admit any liability in connection with the Settlement Agreement. Dynegy will record a third quarter pre-tax charge of approximately $20 million related to the settlement and associated legal expenses.

FORWARD LOOKING STATEMENTS

Certain statements included in this Current Report on Form 8-K are intended as “forward-looking statements.” These statements include assumptions, expectations, predictions, intentions or beliefs about future events. Actual future results may vary materially from those expressed or implied in any forward-looking statements because of certain known and unknown factors, including: the risk that the settlement will not be approved by the New York bankruptcy court. More information about the risks and uncertainties relating to these forward-looking statements are found in Dynegy’s SEC filings, as amended, including its Annual Report on Form 10-K for the year ended Dec. 31, 2005 and subsequent 2006 Form 10-Qs, which are available free of charge on the SEC’s web site at http://www.sec.gov. Dynegy expressly disclaims any obligation to update any forward-looking statements contained in this Current Report on Form 8-K to reflect events or circumstances that may arise after the date of this report, except as otherwise required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: October 6, 2006	By:	/s/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Senior Vice President

DYNEGY HOLDINGS INC.
(Registrant)

Dated: October 6, 2006	By:	/s/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Senior Vice President